Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Maryland Dividend Advantage Municipal Fund

811-09471


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies. The meeting was subsequently adjourned to January 12, 2010.

Voting results are as follows:

<c> Common and MuniPreferred shares voting
together as a class
<c>  MuniPreferred shares voting
 together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
               1,965,394
                       639
   Against
                  122,788
                           1
   Abstain
                    71,462
                           4
   Broker Non-Votes
                  481,265
                          -
      Total
               2,640,909
                       644



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
               1,988,505
                       639
   Against
                  107,428
                           1
   Abstain
                    63,711
                           4
   Broker Non-Votes
                  481,265
                          -
      Total
               2,640,909
                       644



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052356.